                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Viisage Technology, Inc.:

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

Boston, Massachusetts

October 8, 1996

                                                            ARTHUR ANDERSEN LLP